Exhibit 99.1

Court File No.

07-CV-330703PD1

ONTARIO

SUPERIOR COURT OF JUSTICE

B E T W E E N:

VENTAS, INC., VENTAS SSL ONTARIO I, INC.

and VENTAS SSL ONTARIO II, INC.

Plaintiffs

-and-

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST,

SUNRISE REIT TRUST and SUNRISE REIT GP, INC.

Defendants

[SEAL]

STATEMENT OF CLAIM

TO THE DEFENDANTS:

A LEGAL PROCEEDING HAS BEEN COMMENCED AGAINST YOU by the plaintiff. The claim made against you is set out in the following pages.

IF YOU WISH TO DEFEND THIS PROCEEDING, you or an Ontario lawyer acting for you must prepare a statement of defence in Form 18A prescribed by the Rules of Civil Procedure, serve it on the plaintiff’s lawyer or, where the plaintiff does not have a lawyer, serve it on the plaintiff, and file it, with proof of service, in this court office, WITHIN 20 DAYS after this statement of claim is served on you, if you are served in Ontario.

If you are served in another province or territory of Canada or in the United States of America, the period for serving and filing your statement of defence is 40 days. If you are served outside Canada and the United States of America, the period is 60 days.

Instead of serving and filing a statement of defence, you may serve and file a notice of intent to defend in Form 18B prescribed by the Rules of Civil Procedure. This will entitle you to 10 more days within which to serve and file your statement of defence.

IF YOU FAIL TO DEFEND THIS PROCEEDING, JUDGMENT MAY BE GIVEN AGAINST YOU IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO DEFEND THIS PROCEEDING BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

April 5, 2007

Signed by:	/s/ illegible
For	Local Registrar

393 University Avenue 10th floor Toronto, Ontario M5G 1E6

TO:	Sunrise Senior Living Real Estate Investment Trust
11 King Street West, Suite 1100
Toronto, ON
M5H 4C7

AND TO:	Sunrise REIT Trust
11 King Street West, Suite 1100
Toronto, ON
M5H 4C7

AND TO:	Sunrise REIT GP, Inc.
11 King Street West, Suite 1100
Toronto, ON
M5H 4C7

CLAIM

1. The plaintiffs make the following claims as against the defendants:

(a)	damages in the amount of $250 million for breach of contract, together with such further damages as may be proved;

(b)	further, or in the alternative, the damages referred to in subparagraph (a), for misrepresentation;

(c)	pre-judgment and post-judgment interest pursuant to the Courts of Justice Act, R.S.O. 1990, c. C.43, as amended;

(d)	their costs of this action on a substantial indemnity basis, plus G.S.T.; and

(e)	such further and other relief as to this Honourable Court may seem just.

The Parties

2. The plaintiff Ventas, Inc. (“Ventas”) is a leading healthcare real estate investment trust (REIT) with a diverse portfolio of seniors’ housing and healthcare-related properties throughout the United States. Ventas is a public company headquartered in Louisville, Kentucky, and its units are listed for trading on the New York Stock Exchange under the symbol “VTR”.

3. The plaintiffs Ventas SSL Ontario I, Inc. and Ventas SSL Ontario II, Inc. are affiliates of Ventas and parties to the Purchase Agreement described below, and together with Ventas are referred to herein as the “Ventas Parties”.

4. The defendant Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) is a Canadian public REIT headquartered in Toronto, the units of which are listed for trading on the Toronto Stock Exchange under the symbol “SZR.UN”. Subsidiaries of Sunrise REIT directly or indirectly own interests in senior living communities in Canada and the United States.

5. The defendants Sunrise REIT Trust and Sunrise REIT GP Inc. are affiliates of Sunrise REIT, and parties to the Purchase Agreement described below, and together with Sunrise REIT are referred to herein as the “Sunrise Parties”. All references to Sunrise REIT and Sunrise REIT Trust in this statement of claim include reference to the trustees of those trusts, in their capacity as trustees, at the material time.

The Sunrise REIT Auction Process

6. In the fall of 2006, the board of trustees of Sunrise REIT determined that a strategic sale process would be beneficial to its unitholders. In consultation with its professional advisors, Sunrise REIT initiated an auction process specifically designed to obtain the best price available by requiring auction participants to make their best proposal in the course of the auction.

7. Both Ventas and Health Care Property Investors, Inc. (“HCP”) were participants and potential bidders in the Sunrise REIT auction. There were five other participants in the auction, the identities of which are known to Sunrise REIT.

8. HCP is a self-administered real estate investment trust that invests in healthcare facilities. HCP is a public company headquartered in California, the shares of which are listed for trading on the New York Stock Exchange under the symbol “HCP”. HCP is a competitor of Ventas.

The HCP Standstill Agreement

9. On November 8, 2006, as a requirement of participating in the Sunrise REIT auction process, HCP entered into a confidentiality and standstill agreement with Sunrise REIT (the “HCP Standstill Agreement”).

10. The HCP Standstill Agreement contains a series of standstill terms which prohibit HCP from, among other things: (i) making any proposal to acquire Sunrise REIT or its assets; and (ii) making any public disclosure of any intention in connection with so doing, both for an 18-month period following November 8, 2006.

11. The HCP Standstill Agreement provides in part as follows:

“In consideration of the Evaluation Material being furnished to [HCP], [HCP] agrees that from the date hereof until the date that is 18 months from the date hereof (the “Standstill Period”), without the prior written consent of Sunrise REIT, [HCP] shall not and shall cause its affiliates not to: (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, business combination or in any other manner, beneficial ownership of any securities or all or any assets of Sunrise REIT or any of its subsidiaries … (e) make any public disclosure of any intention in connection with the foregoing; (f) make any public disclosure, or take any action that could require Sunrise REIT to make any public disclosure, with respect to any of the matters set forth in this agreement …. [HCP] also agrees during such period not to request Sunrise REIT or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).” [Emphasis added.]

12. On November 7, 2006, Ventas also entered into a confidentiality and standstill agreement with Sunrise REIT at the outset of the auction process (the “Ventas Standstill Agreement”).

The Purchase Agreement

13. HCP and Ventas were the final two bidders in the auction for Sunrise REIT. HCP withdrew from the auction process during its final stage, for the stated reason that it was unable to reach an agreement with Sunrise REIT’s property manager, Sunrise Senior Living, Inc. (“SSL”). Sunrise REIT had previously told auction participants that their final offers could not be conditional on reaching an agreement with SSL.

14. Ventas was the winning bidder in Sunrise REIT’s auction. The Ventas Parties and the Sunrise Parties entered into a purchase agreement dated January 14, 2007 (the “Purchase Agreement”) for the purchase by Ventas of the assets and liabilities of Sunrise REIT, for a price representing $15 per unit of Sunrise REIT. This price represented a 35.8% premium over the closing price of the units on January 12, 2007. The completion of the transaction contemplated by the Purchase Agreement requires approval of Sunrise REIT’s unitholders. The transaction was widely favoured by unitholders.

15. The plaintiffs plead and rely upon all of the terms of the Purchase Agreement.

16. Contemporaneously with the Purchase Agreement, Ventas also entered into an agreement with SSL, dated January 14, 2007 (the “Ventas/SSL Agreement”).

17. On January 15, 2007, Sunrise REIT issued a press release announcing that it had entered into the Purchase Agreement with Ventas.

18. On January 17, 2007, counsel for Sunrise REIT sent a letter to HCP advising it that Sunrise REIT had entered into an agreement pursuant to which Ventas would acquire all of the assets and liabilities of Sunrise REIT. The letter also reminded HCP that the terms of the HCP Standstill Agreement continued in force.

19. On or about January 19, 2007, the Purchase Agreement was filed with the relevant securities regulatory authorities and made publicly available on the SEDAR website.

20. Both before and after the signing of the Purchase Agreement, representatives of Sunrise REIT advised representatives of Ventas that all auction participants had entered into substantially the same form of confidentiality and standstill agreement. Ventas was not in a position to verify this representation, because Sunrise REIT refused to provide Ventas with copies of the agreements it had entered into with the other auction participants. As Ventas later discovered, this representation was false.

Sunrise REIT’s Obligation to Enforce the HCP Standstill Agreement

21. In the Purchase Agreement, Sunrise REIT expressly and unambiguously agreed with Ventas that Sunrise REIT would not directly or indirectly participate in discussions in furtherance of other proposals to acquire Sunrise REIT, or amend, modify, waive or fail to enforce any of the standstill terms or other conditions included in any of the confidentiality agreements between Sunrise REIT and any third parties. The Purchase Agreement provides in part as follows:

Section 4.4(1) – “Following the date hereof, Sunrise REIT shall not, directly or indirectly, through any trustee, officer, director [etc.]…(ii) participate in any discussions or negotiations in furtherance of…an actual or potential Acquisition Proposal or release any Person from, or fail to enforce, any confidentiality or standstill agreement or similar obligation to Sunrise REIT…”

Section 4.4(8) – “Sunrise REIT shall…(v) not amend, modify, waive or fail to enforce any of the standstill terms or other conditions included in any of the confidentiality agreements between Sunrise REIT and any third parties.” [Emphasis added.]

22. In the Purchase Agreement, the Sunrise Parties further agreed to take all actions required in order to fully perform and carry out the terms and intent of the Purchase Agreement, and to obtain the unitholder vote in favour of the Ventas transaction as follows:

Section 4.1(2) – Each of the Vendors shall and shall cause its respective Subsidiaries to perform all obligations reasonably to be performed by the Vendors or any of their Subsidiaries under this Agreement, co-operate with the

Purchasers in connection therewith, and do all such other acts and things as may be reasonably necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, each of the Vendors shall and where appropriate shall cause its Subsidiaries to: ... (b) use its reasonable best efforts to obtain Unitholder Approval, except to the extent that the Board has effected a change in its recommendation in accordance with Section 4.4 hereof;

The HCP Proposals

23. On or about February 14, 2007, HCP contacted members of the board of trustees of Sunrise REIT and advised them that HCP would be making a proposal to acquire Sunrise REIT’s assets. In breach of its standstill enforcement obligations in the Purchase Agreement, Sunrise REIT took no steps to prevent HCP from making or publicizing such a proposal in violation of the standstill terms of the HCP Standstill Agreement.

24. On February 14, 2007, in violation of the HCP Standstill Agreement, HCP purported to make a conditional proposal to Sunrise REIT to acquire the assets of Sunrise REIT for a price representing $18 per unit of Sunrise REIT. Also in violation of the HCP Standstill Agreement, HCP made public disclosure of its proposal by issuing a press release dated February 14, 2007. Sunrise REIT made further public disclosure of HCP’s proposal in a press release dated February 15, 2007.

25. On February 18 and 20, 2007, in further violation of the HCP Standstill Agreement, HCP purported to make additional conditional proposals to Sunrise REIT to acquire the assets of Sunrise REIT. Sunrise REIT made public disclosure of these proposals in press releases dated February 19 and 21, 2007, respectively.

26. Neither HCP’s press release nor Sunrise REIT’s press releases concerning HCP’s proposals disclosed that HCP was prohibited by the terms of the HCP Standstill Agreement from making the proposals or that Sunrise REIT was obligated under the Purchase Agreement to enforce the HCP Standstill Agreement. As a result, many investors purchased Sunrise REIT’s units during this time period and following at prices well above $15 per unit, without the knowledge that HCP was contractually prohibited from making its proposals or that Sunrise REIT was obligated to enforce that prohibition. The effect of such market purchases, of which the Sunrise Parties knew or ought to have known, was, among other things, to impair Ventas’s ability to obtain unitholder approval of its proposal at $15 per unit.

27. In the period between the public announcement of the Purchase Agreement and February 14, 2007, the Sunrise REIT units traded at approximately or below $15 per unit. The reasonable expectation in the public markets was that Ventas’s proposal at $15 per unit would be accepted by Sunrise REIT’s unitholders. In the period following the public announcements of HCP’s first proposal, the Sunrise REIT units traded at approximately, and sometimes above, $18 per unit. The effect of HCP’s contractually prohibited proposals and the public announcements thereof was to create an expectation in the public markets that Ventas’s proposal at $15 per unit would be rejected by Sunrise REIT’s unitholders, both as a result of the post-announcement purchases of units at prices above $15 and the illegitimate expectation created by HCP and Sunrise REIT that HCP could legally make its proposals.

Court Proceedings

28. In the immediate aftermath of HCP’s proposal of February 14, 2007, a dispute arose between Ventas and Sunrise REIT concerning whether HCP was prohibited by the terms of the HCP Standstill Agreement from entering into discussions with SSL.

29. On February 19, 2007, the Sunrise Parties issued an application in the Ontario Superior Court of Justice seeking declarations to the effect that, among other things, discussions between HCP and SSL would not violate the HCP Standstill Agreement.

30. The HCP Standstill Agreement was exhibited to an affidavit sworn on February 18, 2007 and filed by Sunrise REIT in respect of its application. On reviewing the HCP Standstill Agreement, Ventas became aware for the first time of the specific standstill terms to which HCP had agreed. The HCP Standstill Agreement provided, among other things, that HCP could not make any proposal to acquire Sunrise REIT for a period of 18 months after the signing of that agreement. The standstill terms in the HCP Standstill Agreement remained in effect after the signing of the Purchase Agreement between Ventas and Sunrise REIT and were stated to remain in effect until May 2008.

31. On February 20, 2007, counsel for Ventas wrote to counsel for Sunrise REIT and demanded that Sunrise REIT immediately take all appropriate steps to enforce its rights under the HCP Standstill Agreement, including the standstill terms, pursuant to its obligations to do so prescribed in the Purchase Agreement.

32. On February 21, 2007, counsel for the Sunrise Parties responded to counsel for Ventas, alleging that the Sunrise Parties were in compliance with their obligations under the Purchase Agreement. The Sunrise Parties took no steps to enforce the standstill terms of the HCP Standstill Agreement.

33. Ventas commenced an application in the Ontario Superior Court later that same day, on February 21, 2007, in which it sought, among other things, declarations that the standstill terms of the HCP Standstill Agreement were in effect, and that Sunrise REIT was obligated under the provisions of the Purchase Agreement to enforce the HCP Standstill Agreement.

34. Prior to the issuance of Ventas’s application, counsel for Ventas, counsel for the Sunrise Parties and counsel for HCP attended a chambers appointment before Justice Pepall at the Commercial List for scheduling purposes, on February 19, 2007. While at the courthouse, counsel for the Sunrise Parties provided a supplementary affidavit of its witness to counsel for Ventas and to counsel for HCP. That affidavit attached as one of two exhibits thereto the entirety of the Ventas/SSL Agreement. The Ventas/SSL Agreement was irrelevant to the applications before the court. The reason it was included in the Sunrise Parties’ application materials was to make it available to HCP and thereby facilitate HCP’s contractually prohibited proposals.

Decisions of Justice Pepall and the Court of Appeal for Ontario

35. The Ventas and Sunrise REIT applications, together with a related application commenced by SSL, were expedited and heard by Justice Pepall of the Superior Court on March 1, 2007.

36. At the outset of the hearing before Justice Pepall, prior to the commencement of submissions, counsel for HCP made a statement to Justice Pepall in open court concerning HCP’s alleged intentions. HCP was aware that members of the press and representatives of investors in Sunrise REIT were present in the court. The statement was wholly irrelevant to the court proceedings and was an abuse of the process of the court, employed by HCP to disseminate its stated intention to the public markets and for the purpose of further impairing Ventas’s ability to obtain unitholder approval of its $15 per unit proposal. On March 2, 2007, Sunrise REIT issued a press release announcing, among other things, the statement made by counsel for HCP in open court the day before.

37. In its submissions to Justice Pepall, Sunrise REIT admitted that the standstill terms of the HCP Standstill Agreement were in effect, but took the position that Sunrise REIT was not obligated to enforce those terms.

38. Justice Pepall released her Reasons for Decision in respect of the applications on March 6, 2007. Her Honour held, among other things, that:

(a)	Sunrise REIT had expressly and unambiguously agreed in the Purchase Agreement that it would not fail to enforce the standstill terms included in any of the confidentiality agreements with Sunrise REIT and any third parties.

(b)	The clear scheme of the Purchase Agreement was to ensure enforcement of the standstill agreements that had been signed as part of the auction process.

(c)	The obligation of Sunrise REIT to enforce such standstill agreements had been negotiated between it and Ventas, and was objectively reasonable.

(d)	The HCP Standstill Agreement was not “substantially similar” to the Ventas Standstill Agreement in relation to the standstill terms.

(e)	The arguments raised by the Sunrise Parties and HCP to the effect that Sunrise REIT did not have an obligation to enforce the HCP Standstill Agreement, and that Sunrise REIT was permitted to consider the HCP proposals, were “strained” and without merit.

(f)	HCP’s proposals could not be considered under the so-called “fiduciary out” provisions of the Purchase Agreement, because they were not “bona fide” nor were they made without otherwise breaching section 4.4 of the Purchase Agreement, as required by the terms of the Purchase Agreement.

(g)	HCP’s February 2007 proposals were made without the prior written consent of Sunrise REIT.

(h)	The standstill terms of the HCP Standstill Agreement were in effect.

(i)	The Sunrise Parties were obliged pursuant to the Purchase Agreement to enforce the standstill and other conditions of the HCP Standstill Agreement.

(j)	The application originally brought by the Sunrise Parties was moot.

39. Accordingly, in separate orders, Justice Pepall granted the Ventas Parties’ application and dismissed the Sunrise Parties’ application.

40. On March 7, 2007, HCP issued a press release stating, among other things, that it had withdrawn its proposals.

41. The Sunrise Parties appealed and HCP cross-appealed from the orders of Justice Pepall. The Court of Appeal for Ontario heard the appeals and cross-appeals on March 20, 2007 and released its reasons for decision on March 23, 2007. The Court of Appeal for Ontario unanimously dismissed Sunrise REIT’s appeals and HCP’s cross-appeals and upheld Justice Pepall’s orders.

42. The plaintiffs plead and rely upon all of the issues of fact and law determined by Justice Pepall and the Court of Appeal in the foregoing proceedings. The Sunrise Parties participated fully as parties in the applications heard and determined by Justice Pepall and in the appeals and cross-appeals heard and determined by the Court of Appeal, as set out above. As such, the Sunrise Parties are bound by and estopped from further contesting the determinations made in those proceedings, by virtue of the operation of principles of law including res judicata, issue estoppel and abuse of process.

The Sunrise Parties’ Liability for Breach of Contract

43. The plaintiffs seek damages from the Sunrise Parties for breach of contract. The Sunrise Parties breached their obligations under the Purchase Agreement to enforce all standstill terms contained in any confidentiality agreements with third parties, including HCP, and to take all actions reasonably required to fully perform and carry out the terms of the Purchase Agreement. In particular:

(a)	Sunrise REIT failed to enforce the standstill terms of the HCP Standstill Agreement, as it was obligated to do, despite having numerous opportunities to do so, including:

(i)	on being given advance notice of HCP’s intention to make its first proposal;

(ii)	after receiving each one of HCP’s three proposals; and

(iii)	after receiving the February 20, 2007 letter on behalf of the Ventas Parties demanding such enforcement.

(b)	Sunrise REIT failed to inform the public markets that HCP’s proposals had been made in violation of the HCP Standstill Agreement or that Sunrise REIT had an obligation under the Purchase Agreement to enforce the HCP Standstill Agreement.

(c)	The Sunrise Parties improperly attempted to relieve themselves of their clear and unambiguous obligations under the Purchase Agreement by knowingly raising “strained” interpretative arguments in the Superior Court of Justice, and subsequently appealing Justice Pepall’s ruling to the Court of Appeal for Ontario.

(d)	Moreover, using the guise of the court proceedings, the Sunrise Parties actively and knowingly furthered and solicited HCP’s February 20, 2007 proposal by providing the Ventas/SSL Agreement to HCP, in breach of confidence and knowing that the stated reason that HCP had withdrawn from the auction was due to its failure to reach agreement with SSL. The Sunrise Parties thereby directly (or, alternatively, indirectly) discussed, suggested and encouraged HCP to copy the Ventas/SSL Agreement, which HCP immediately did the following day as its February 20, 2007 proposal. As well as soliciting, facilitating and promoting the February 20, 2007 HCP proposal, Sunrise REIT’s actions undermined and jeopardized the Ventas proposal. These actions breached the obligations set out in the Purchase Agreement, including those set out in sections 4.1(2)(b), 4.4(1) and 4.4(8) thereof.

44. As found by both the Superior Court of Justice and the Court of Appeal, the Sunrise Parties’ obligations to enforce the HCP Standstill Agreement were: (i) express and unambiguous, (ii) negotiated between the Ventas Parties and the Sunrise Parties, and (iii) objectively reasonable. All of the Sunrise Parties’ breaches of the Purchase Agreement were wilful within the meaning of the Purchase Agreement.

45. The Ventas Parties have suffered and will continue to suffer damages as a result of the Sunrise Parties’ breaches of the Purchase Agreement, in amounts to be proved at trial, including:

(a)	any and all damages that will be occasioned if Sunrise REIT’s unitholders do not vote in favour of the Ventas proposal at the level required by the Purchase Agreement;

(b)	increased costs and expenses, including with respect to presenting evidence and participating in all of the proceedings and appearances in the Ontario courts prior to the commencement of this action; and

(c)	increased expenditures on financial and other advisors, to deal with the fact that many Sunrise REIT unitholders are now in the position of having bought units at a price greater than the $15 per unit represented by Ventas’s offer.

The Sunrise Parties’ Liability for Misrepresentation

46. Prior to the signing of the Purchase Agreement, a representative of the Sunrise Parties advised representatives of the Ventas Parties that the confidentiality and standstill agreements entered into between Sunrise REIT and the other auction participants were the same as the Ventas Standstill Agreement. Subsequent to the signing of the Purchase Agreement, in an email dated January 16, 2007, a representative of the Sunrise Parties advised a representative of the Ventas Parties that the confidentiality and standstill agreements entered into between Sunrise REIT and the other auction participants were “substantially similar” to the Ventas Standstill Agreement. These representations, which were either deliberate or negligent, were untrue, inaccurate and misleading.

47. The Sunrise Parties owed a duty of care to the Ventas Parties based upon the contractual and business relationship between them, such that it was in the reasonable contemplation of the Sunrise Parties that carelessness on their part could cause damage to the Ventas Parties.

48. The Ventas Parties reasonably relied upon the Sunrise Parties’ misrepresentations. Such reliance was detrimental and caused damages to the Ventas Parties, in that if the Ventas Parties had known the true state of affairs they:

(a)	would have insisted upon steps being taken by Sunrise REIT immediately after the signing of the Purchase Agreement to more specifically warn HCP not to violate the standstill terms of the HCP Standstill Agreement; and

(b)	could have acted immediately upon being informed of HCP’s February 14, 2007 proposal to cause Sunrise REIT to seek to restrain publicity of that proposal and to restrain further breaches of the HCP Standstill Agreement.

In such circumstances, the damages caused to Ventas by Sunrise REIT’s failure to enforce the HCP Standstill Agreement and HCP’s serial breaches thereof could have been contained or reduced.

49. The Sunrise Parties’ misrepresentations have caused and will cause damages to the Ventas Parties, as set out above in relation to the Sunrise Parties’ breaches of the Purchase Agreement.

The plaintiffs propose that this action be tried at Toronto.

April 5, 2007	OSLER, HOSKIN & HARCOURT LLP
P.O. Box 50
1 First Canadian Place
Toronto, ON M5X 1B8

Mark A. Gelowitz
LSUC No. 31857J
(416) 862-4743
mgelowitz@osler.com

Laura K. Fric
LSUC No. 36545Q
(416) 862-5899
(416) 862-6666 (fax)
lfric@osler.com

Solicitors for the Plaintiffs
Ventas, Inc., Ventas SSL Ontario I, Inc. and
Ventas SSL Ontario II, Inc.